UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 20, 2010

Willis Lease Finance Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15369	68-0070656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

773 San Marin Drive, Suite 2215

Novato, California 94998

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 408-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07       Submission of Matters to a Vote of Security Holders

(a)       On May 20, 2010, Willis Lease Finance Corporation (the “Company”) held its Annual Stockholders’ Meeting (the “Annual Meeting”).  At the close of business on March 22, 2010, the voting record date, there were 9,196,673  common shares outstanding and entitled to vote.  At the Annual Meeting, 8,112,846 or 88.22%, of the outstanding common shares entitled to vote were represented by proxy or in person.

(b)       (i)    Class III Directors elected at the Annual Meeting for a three year term to expire at the 2013 Annual Meeting of Stockholders:

Number of Votes Cast:

	For	Withheld	Broker Non-Votes
Charles F. Willis, IV	4,736,507	2,077,724	1,298,615
Hans Joerg Hunziker	6,595,192	219,039	1,298,615

Other directors whose term of office continued after the Annual Meeting:

W. William Coon, Jr.

Gérard Laviec

Robert T. Morris

Austin C. Willis

(ii)          Amendment and Restatement of the Employee Stock Purchase Plan (the “ESPP”) to increase the maximum number of shares of common stock authorized for issuance over the term of the ESPP from 175,000 to 250,000 shares and to extend the term of the ESPP until the last business day of July 2020:

Number of Votes Cast:

For	Against	Abstain	Broker Non-Votes
6,588,477	209,560	16,194	1,298,615

(iii)       Approval of the Company’s Performance-Based Compensation Policy for Purposes of Section 162(m) of the Internal Revenue Code:

Number of Votes Cast:

For	Against	Abstain	Broker Non-Votes
7,878,851	233,275	718	0

(iv)      Ratification of Appointment of KPMG, LLP as the Company’s independent registered public accounting firm for fiscal 2010:

For	Against	Abstain	Broker Non-Votes
8,094,276	18,017	553	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated May 24, 2010

WILLIS LEASE FINANCE CORPORATION

	By:	/s/ Bradley S. Forsyth
Bradley S. Forsyth
Senior Vice President and Chief Financial Office